                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                         AEG Holdings, LLC

Address of Joint Filer:                      9800 Wilshire Blvd.
                                             Beverly Hills, CA 90212

Relationship of Joint Filer to Issuer:       10% Owner; Director

Issuer Name and Ticker or Trading Symbol:    Luminar Technologies, Inc. [LAZR]

Date of Event Requiring Statement:
(Month/Day/Year):                            12/2/2020

Designated Filer:                            AEG Holdings, LLC

Name of Joint Filer:                         Alec Gores

Address of Joint Filer:                      c/o AEG Holdings, LLC
                                             9800 Wilshire Blvd.
                                             Beverly Hills, CA 90212

Relationship of Joint Filer to Issuer:       10% Owner; Director; Officer
                                             (Chief Executive Officer)

Issuer Name and Ticker or Trading Symbol:    Luminar Technologies, Inc. [LAZR]

Date of Event Requiring Statement:
(Month/Day/Year):                            12/2/2020

Designated Filer:                            AEG Holdings, LLC